SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1— REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

                On June 3, 2005 VaxGen, Inc. entered into a separation agreement with James M. Cunha, pursuant to which Mr. Cunha resigned as both VaxGen’s Chief Financial Officer and as an employee of VaxGen, effective immediately. Under the separation agreement, Mr. Cunha has agreed to provide consulting services to VaxGen for three months following his resignation. As consideration for his consulting services, and as severance, VaxGen has agreed to pay Mr. Cunha the equivalent of 12 months of his base salary, less standard withholdings and deductions, payable over VaxGen’s standard payroll periods. Mr. Cunha’s outstanding unvested options to purchase 150,000 shares of VaxGen common stock were accelerated and became fully vested. Under the separation agreement, the exercise price per share of these options was increased to $10.66, the fair market value of one share of VaxGen’s common stock on June 3, 2005, and Mr. Cunha will be permitted to exercise these options to purchase vested but unexercised shares during the 90 day period immediately after the date that the options first become exercisable under applicable state and federal securities laws. A copy of the June 3, 2005 separation agreement with Mr. Cunha is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

                The separation agreement with Mr. Cunha supersedes and replaces the Executive Employment Agreement entered into between VaxGen and Mr. Cunha on May 20, 2004, with the exception of the provisions relating to indemnification and non-interference, which remain in effect in accordance with their terms. A copy of the May 20, 2004 Executive Employment Agreement with Mr. Cunha is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

                Effective June 3, 2005, upon the appointment of Kevin C. Lee as VaxGen’s Acting Chief Financial Officer, VaxGen increased Mr. Lee’s annual base salary to $228,000, with this increase to remain in effect during Mr. Lee’s tenure as Acting Chief Financial Officer. Mr. Lee’s salary may be changed at any time, and he will be eligible to receive a management bonus, both at the discretion of VaxGen’s Compensation Committee. Mr. Lee is employed “at will.”

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not Applicable

(b)	On May 31, 2005, James M. Cunha, resigned as the Chief Financial Officer of VaxGen, effective June 3, 2005. Prior to his resignation, Mr. Cunha had been VaxGen’s principal financial officer and principal accounting officer.

(c)	On June 2, 2005, the board of directors of VaxGen appointed Kevin C. Lee as VaxGen’s Acting Chief Financial Officer, effective June 3, 2005. In his capacity as Acting Chief Financial Officer, Mr. Lee will serve as both VaxGen’s principal financial officer and principal accounting officer.

Prior to being named Acting Chief Financial Officer, Mr. Lee, 50, had served as VaxGen’s Senior Director, Finance and Accounting since September 2003. Mr. Lee was a consultant to VaxGen from July 2003 to August 2003. From June 2000 to March 2003, Mr. Lee was Controller and Director of Finance for Telik, Inc., a biotechnology company. Mr. Lee has extensive financial experience in the biotechnology industry and was also an auditor for Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Lee received a B.S. in Economics from the University of California at Berkeley and a Masters in International Management from the American Graduate School of International Management in Glendale, AZ. He is a Certified Public Accountant.

The terms of Mr. Lee’s employment arrangements as Acting Chief Financial Officer are described above under Item 1.01, and are incorporated by reference into this Item 5.02.

(d)	Not Applicable

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS Item 9.01. Financial Statements and Exhibits. (c) Exhibits

Exhibit Number	Description

10.1	Separation Agreement between James M. Cunha and VaxGen, Inc., dated June 3, 2005

10.2	Executive Employment Agreement between James M. Cunha and VaxGen, Inc., dated May 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)

Dated: June 6, 2005	By:	/s/ Kevin C. Lee

Kevin C. Lee
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between James M. Cunha and VaxGen, Inc., dated June 3, 2005

10.2	Executive Employment Agreement between James M. Cunha and VaxGen, Inc., dated May 20, 2004